Harman International
PRESS RELEASE

August 14, 2007	FOR IMMEDIATE RELEASE
Contact: Robert C. Ryan
Vice President – Treasurer
Harman International Industries, Incorporated
202-393-1101

HARMAN INTERNATIONAL REPORTS FOURTH QUARTER AND
FULL YEAR RESULTS

Washington, D.C. – Harman International Industries, Incorporated (NYSE:  HAR) today announced results for the fiscal year ended June 30, 2007.  Net sales were $3.551 billion, an increase of 9 percent compared to last year.  Net income increased 23 percent to $314 million for the year.  Earnings per diluted share were $4.72 compared to $3.75 a year ago, a 26 percent increase.  After non-recurring restructuring charges, merger costs and tax items, earnings per diluted share were $4.14 compared to $3.89 last year.

Automotive net sales for the fiscal year were $2.493 billion compared to $2.238 billion a year ago, an increase of 11 percent compared to last year.  Consumer net sales were $498 million compared to $493 million a year ago, a 1 percent increase.  Professional net sales were $561 million compared to $517 million a year ago, an increase of 8 percent compared to the prior year.

Net sales for the fourth quarter were $911 million, an increase of 6 percent compared to the prior year.  Net income was $105 million compared to $65 million a year ago, a 62 percent increase.  Earnings per diluted share were $1.58 compared to $0.95 in the fourth quarter last year, a 66 percent increase.  After fourth quarter non-recurring restructuring charges, merger costs and tax items, earnings per diluted share were $0.98.

All three operating segments reported higher sales for the fourth quarter compared to the prior year.  Automotive sales were $635 million, an increase of 6 percent.  Consumer sales grew 2 percent to $124 million.  Professional sales were $153 million, 12 percent higher than last year’s quarter.

Dr. Sidney Harman, Executive Chairman, and Dinesh Paliwal, Chief Executive Officer, commented:

August 14, 2007

“We achieved good results in fiscal 2007 and completed the year with a strong balance sheet.  Automotive expanded its Infotainment Systems offerings from luxury to mid-range and entry-level cars.  Professional continues to grow through development of new technologies enabling simplified and centralized control of complex audio systems.  Consumer sales were higher than last year but tremendous competition in the multimedia market had an adverse effect on operating margins.  Our balance sheet was strengthened by repurchasing $129 million of our common stock during the year and reducing debt by $121 million.

On April 26, 2007, Harman announced that it had entered into a merger agreement with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners in a transaction valued at approximately $8 billion.  We anticipate completing the transaction during the third or fourth quarter of this calendar year.”

At 4:30 p.m. EDT today, Harman International will host an analyst and investor conference call to discuss the results for the three and twelve months ended June 30, 2007.  To participate in the conference call, please dial (877) 777-1968 or for international calls dial (612) 332-1025 prior to 4:30 p.m. EDT.  Please let the operator know that you would like to join the Harman International call.

A replay of the conference call will be available following the completion of the call at approximately 8:00 p.m. EDT.  The replay will be available through August 21, 2007.  Please call (800) 475-6701 to access the replay.  For international calls please call (320) 365-3844.  The access code number is 882301.

Harman International will be web-casting the conference call.  The web-cast can be accessed at http://65.197.1.5/att/confcast as well as www.harman.com, in the Investor Relations section.  Conference I.D. is 1112828117 with a Passcode of Harman.  Participation through the web-cast will be in listen-only mode.  You will need Windows Media Player or Real Player to listen to the presentation.  An archive will be available for 7 days following the presentation.

August 14, 2007

Harman International Industries, Incorporated (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio products and electronic systems for the automotive, consumer and professional markets.  The Company’s stock is traded on the New York Stock Exchange under the symbol:  HAR.

Note:  Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  You should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to our failure to complete the transaction with affiliates of Kohlberg Kravis Roberts & Co., L.P. and GS Capital Partners, the effect of changes in consumer confidence, a rise in interest rates affecting consumer spending, automobile industry sales and production rates, the loss of one or more significant customers, including our automotive customers, model-year changeovers and customer acceptance in the automotive industry, our ability to satisfy contract performance criteria, availability of key components to the products we manufacture, competitive products, customer acceptance of our consumer and professional products, fluctuations in currency exchangerates, the outcome of pending or future litigation and other claims, labor disputes at our facilities and those of our customers or common carriers, general economic conditions and other risks detailed in filings made by Harman International with the Securities and Exchange Commission.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (000s omitted except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net sales	$911,113	859,117	3,551,144	3,247,897
Cost of sales	612,209	560,228	2,339,938	2,095,327

Gross profit	298,904	298,889	1,211,206	1,152,570

Selling, general and administrative expenses	217,478	194,491	824,819	755,329

Operating income	81,426	104,398	386,387	397,241

Other expenses:
Interest expense, net	523	2,138	1,500	13,027
Miscellaneous, net	794	5,400	2,682	8,027

Income before income taxes and minority interest	80,109	96,860	382,205	376,187

Income tax expense	(24,183)	32,361	70,186	121,877
Minority interest	(631)	(268)	(1,944)	(985)

Net income	$104,923	64,767	313,963	255,295

Basic earnings per share	$1.61	0.97	4.81	3.85
Diluted earnings per share	$1.58	0.95	4.72	3.75

Shares outstanding – Basic	65,196	66,733	65,310	66,260
Shares outstanding – Diluted	66,352	67,984	66,449	68,105

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS (000s omitted)
	(unaudited)
	June 30,	June 30,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$106,141	291,758
Accounts receivable	486,557	444,474
Inventories	453,156	344,957
Other current assets	187,299	186,778

Total current assets	1,233,153	1,267,967

Property, plant and equipment	591,976	521,935
Goodwill	403,749	381,219
Other assets	279,990	204,631

Total assets	$2,508,868	2,375,752

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$1,838	1,751
Current portion of long-term debt	17,029	16,337
Accounts payable	356,763	320,327
Accrued liabilities	440,351	549,481

Total current liabilities	815,981	887,896

Borrowings under revolving credit facility	55,000	159,900
Long-term debt	2,661	19,566
Other non-current liabilities	141,185	80,226

Total shareholders’ equity	1,494,041	1,228,164

Total liabilities and shareholders’ equity	$2,508,868	2,375,752

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts) (unaudited)
					Three Months Ended
	Three Months Ended June 30, 2007				June 30, 2006
	GAAP	Adjustments		Non-GAAP	GAAP

Net sales	$911,113	---		911,113	859,117
Cost of sales	612,209	---		612,209	560,228

Gross profit	298,904	---		298,904	298,889

Selling, general and administrative expenses	217,478	(8,388)	(a)	209,090	194,491

Operating income	81,426	8,388		89,814	104,398

Other expenses:
Interest expense, net	523	---		523	2,138
Miscellaneous, net	794	---		794	5,400

Income before income taxes and minority interest	80,109	8,388		88,497	96,860

Income tax expense	(24,183)	48,530	(b)	24,347	32,361
Minority interest	(631)	---		(631)	(268)

Net income	$104,923	(40,142)		64,781	64,767

Basic earnings per share	$1.61	(0.62)		0.99	0.97
Diluted earnings per share	$1.58	(0.60)		0.98	0.95

Shares outstanding – Basic	65,196	65,196		65,196	66,733
Shares outstanding – Diluted	66,352	66,352		66,352	67,984

(a)
Restructuring charges in the amount of $4.6 million were recorded during the fourth quarter to increase efficiency in manufacturing and engineering.   Merger costs related to our proposed transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were incurred during the fourth quarter in the amount of $3.8 million.

(b)
Income tax expense includes $46.7 million of tax items, net, resulting from a recent court decision that allows certain tax payers to recognize foreign tax credits.  The tax effects of the restructuring charges and merger costs were $1.6 million and $0.2 million, respectively.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts) (unaudited)
					Year Ended
	Year Ended June 30, 2007				June 30, 2006
	GAAP	Adjustments		Non-GAAP	GAAP

Net sales	$3,551,144	---		3,551,144	3,247,897
Cost of sales	2,339,938	---		2,339,938	2,095,327

Gross profit	1,211,206	---		1,211,206	1,152,570

Selling, general and administrative expenses	824,819	(10,879)	(a)	813,940	755,329

Operating income	386,387	10,879		397,266	397,241

Other expenses:
Interest expense, net	1,500	---		1,500	13,027
Miscellaneous, net	2,682	---		2,682	8,027

Income before income taxes and minority interest	382,205	10,879		393,084	376,187

Income tax expense	70,186	49,413	(b)	119,599	121,877
Minority interest	(1,944)	---		(1,944)	(985)

Net income	$313,963	(38,534)		275,429	255,295

Basic earnings per share	$4.81	(0.59)		4.22	3.85
Diluted earnings per share	$4.72	(0.58)		4.14	3.75

Shares outstanding – Basic	65,310	65,310		65,310	66,260
Shares outstanding – Diluted	66,449	66,449		66,449	68,105

(a)
Restructuring charges in the amount of $7.1 million were recorded during fiscal 2007 to increase efficiency in manufacturing and engineering.   Merger costs related to our proposed transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were incurred during the fourth quarter in the amount of $3.8 million.

(b)
Income tax expense includes $46.7 million of tax items, net, resulting from a recent court decision that allows certain tax payers to recognize foreign tax credits.  The tax effects of the restructuring charges and merger costs were $2.5 million and $0.2 million, respectively.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
STATEMENT REGARDING GAAP AND NON-GAAP RESULTS

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our fiscal 2007 restructuring charges, merger costs and tax items.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.